                                                                   Exhibit 99.1

Financial Statements

                                  uBid, Inc.
                                BALANCE SHEETS
                       (in thousands, except share data)


                                                                                       March 31,             December 31,
                                                                                     ------------           -------------
                                                                                          2000                  1999
                                                                                     ------------           -------------
ASSETS                                                                                (unaudited)
Current assets:
Cash.........................................................................         $ 37,601               $ 51,544
Restricted cash..............................................................               --                  2,092
Accounts receivable, net of allowances of $149 and $113, respectively........            6,369                  3,615
Merchandise inventories......................................................           19,238                 15,098
Prepaid expenses and other...................................................            2,924                  2,374
                                                                                      --------               --------
   Total current assets......................................................           66,132                 74,723
Fixed assets, net............................................................            6,238                  4,543
                                                                                      --------               --------
   Total assets..............................................................         $ 72,370               $ 79,266
                                                                                      ========               ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable.................................................................            3,331                  3,331
Accounts payable.............................................................         $ 23,497               $ 19,995
Accrued marketing............................................................            3,867                  4,753
Accrued expenses and other current liabilities...............................            3,478                  5,925
                                                                                      --------               --------
   Total current liabilities.................................................           34,173                 34,004
Stockholders' equity (deficit):
Preferred Stock; $.001 par value; 5,000,000 shares authorized; no shares
 issued or outstanding.......................................................               --                     --

Common Stock; $.001 par value; 20,000,000 shares authorized;
 11,667,966 and 11,543,842 shares issued and outstanding as of March 31,
 2000 and December 31, 1999, respectively....................................                4                      4

Additional paid-in-capital...................................................           86,233                 85,752
Deferred compensation expense................................................           (4,020)                (4,517)
Accumulated deficit..........................................................          (44,020)               (35,977)
                                                                                      --------               --------
   Total stockholders' equity................................................           38,197                 45,262
                                                                                      --------               --------
   Total liabilities and stockholders' equity................................         $ 72,370               $ 79,266
                                                                                      ========               ========

                     See notes to the financial statements
                                  uBid, Inc.
                           STATEMENTS OF OPERATIONS
                       (in thousands, except share data)
                                  (unaudited)

                                                                                                Three Months Ended
                                                                                                      March 31,
                                                                                              2000               1999
                                                                                         ------------------------------
Net revenues.....................................................................        $    85,859         $   34,314
Cost of revenues.................................................................             77,471             31,337
                                                                                         -----------         ----------
Gross profit.....................................................................              8,388              2,977
Operating expenses:
   Sales and marketing...........................................................              7,392              2,660
   Technology and development....................................................              1,774                644
   General and administrative....................................................              6,692              2,341
   Merger related expense........................................................                530                 --
   Stock option compensation.....................................................                497                885
                                                                                         -----------         ----------
       Total operating expenses..................................................             16,885              6,530
                                                                                         -----------         ----------
Loss from operations.............................................................             (8,497)            (3,553)
Interest income..................................................................                521                271
Interest expense.................................................................                (67)               (70)
                                                                                         -----------         ----------
Net loss.........................................................................        $    (8,043)        $   (3,352)
                                                                                         ===========         ==========
Basic and diluted net loss per share.............................................        $     (0.69)        $    (0.37)
                                                                                         ===========         ==========
Shares used to compute basic and diluted net loss per share......................         11,593,801          9,146,883

                     See notes to the financial statements
                                  uBid, Inc.
                           STATEMENTS OF CASH FLOWS
                           (unaudited, in thousands)


                                                                                                Three Months Ended
                                                                                                     March 31,
                                                                                         ------------------------------
                                                                                           2000                  1999
                                                                                         -------               --------
Cash flows from operating activities:

   Net loss.....................................................................         $ (8,043)              $(3,352)

       Adjustments to reconcile net loss to net cash used in operating activities:

   Depreciation and amortization................................................              398                    69
   Non cash compensation expense................................................              497                   885
   Changes in operating assets and liabilities:
       Accounts receivable, net.................................................           (2,754)                  141
       Merchandise inventories, net.............................................           (4,140)                 (746)
       Prepaid expenses.........................................................             (550)                   31
       Accounts payable.........................................................            3,502                 3,262
       Accrued marketing expense................................................             (886)                  733
       Accrued expenses and other current liabilities...........................           (2,447)                 (452)
                                                                                         --------               -------
Net cash (used in) provided by operating activities.............................          (14,423)                  571
Cash flows from investing activities:
   Purchases of property and equipment..........................................           (2,093)                 (715)
   Decrease in restricted cash..................................................            2,092                    --
                                                                                         --------               -------
Net cash used in investing activities...........................................               (1)                 (715)
Cash flows from financing activities:
   Proceeds from exercises of stock options.....................................              481                    --
                                                                                         --------               -------
Net cash provided by financing activities.......................................              481                    --
                                                                                         --------               -------
Net change in cash and cash equivalents.........................................          (13,943)                 (144)
Cash and cash equivalents at beginning of period................................           51,544                26,053
                                                                                         --------               -------
Cash and cash equivalents at end of period......................................         $ 37,601               $25,909
                                                                                         ========               =======

                     See notes to the financial statements
                                  uBid, Inc.
                         NOTES TO FINANCIAL STATEMENTS
                       (in thousands, except share data)
                                  (unaudited)

1. Description of Company and Summary of Significant Accounting Policies

Description of Company

     The Company is engaged in the retail sale of merchandise, including new, close-out, and refurbished products, utilizing an interactive online auction. The Company currently specializes in selling primarily brand name computers, consumer electronics, housewares, jewelry, and sporting goods and memorabilia over the World Wide Web to consumers and small and medium-sized businesses.

     The Company was established by Creative Computers ("Creative") in April 1997 and was incorporated in Delaware in September 1997 as a wholly-owned, indirect subsidiary of Creative. Beginning on April 1, 1997 ("Inception"), prior to the formation of the Company, Creative began funding certain startup and development costs related to the Company's business. On September 19, 1997, assets and liabilities related to the Company were recorded by the Company at Creative's basis. The financial statements have been prepared as if the Company operated as a stand-alone entity since Inception.

Cash Equivalents

     All highly liquid debt instruments purchased with a maturity of three months or less are considered cash equivalents.

Revenue Recognition

     The Company sells merchandise purchased from suppliers under two types of arrangements. The Company either purchases merchandise for inventory or purchases merchandise at the time of sale under consignment-type revenue sharing agreements. For the three months ended March 31, 2000 and 1999, the Company's sales of merchandise purchased for inventory comprised approximately 88% and 93% of product revenues, respectively, with merchandise purchase under consignment-type revenue sharing agreements representing approximately 12% and 7% of product revenues, respectively.

     The Company recognizes revenue for advertising placed on its Website during the period in which the advertisement is displayed, provided that no significant Company obligations remain at the end of the period and collection of the resulting receivable is probable. The Company recognizes software licensing revenue when all the criteria of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition are met. The Company recognizes revenue from payments for professional services as the related services are performed. The Company derives revenue from premium and exclusive placements of vendors in their related category on the Company's Website on a straight-line basis over the term of the related vendor contract. Commissions and fees from the sale of equipment and merchandise through the Company's co-branded business-to-business Websites are recognized on the date the related auction is concluded.

Accounting for Stock Option Compensation

     The Company accounts for stock options as prescribed by APB Opinion No. 25 and includes pro forma information in the Stock options footnote, as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation.

Stock Splits

On June 25, 1998, the Company effected a 100,000-for-1 split of its Common Stock. On November 30, 1998, the Company effected a .7329883-for-1 reverse split of its common stock. All common shares and per share data have been retroactively adjusted to reflect these stock splits.

Net Loss per Share

     Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods. Diluted net loss per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised. During the three month periods ended March 31, 2000 and 1999, options to purchase 2,900,120 and 1,423,603 common shares, respectively, were anti-dilutive and have been excluded from the weighted average share computation.

Basis of Presentation

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The results of operations for the three month periods ended March 31, 2000 are not necessarily indicative of the results to be expected for any subsequent quarter or for the year ending December 31, 2000.

2. Segment Information

     The Company operates in a single reportable segment as an online auction for computer, consumer electronics and housewares, and sports and recreation products in the United States. The Company's product revenues accounted for 98% and 100% of total revenues for the three month period ended March 31, 2000 and 1999, respectively, and are divided into two categories; sales of merchandise held in inventory by the Company and sales of merchandise purchased at the time of sale under consignment-type revenue sharing agreements with vendors. The Company sources its products from over 470 vendors and offers, on average, over 7,600 items in each of its daily auctions. Product offerings are divided into the following four categories, with their corresponding percentage of net product revenues for the three month period ended March 31, 2000 and 1999:


                                                                                             Three Months Ended
                                                                                                  March 31,
                                                                                         ---------------------------
                                                                                             2000           1999
                                                                                             ----           ----
     Computer Products - including desktops, portable computers, computer                     66%           76%
     accessories, disk drives, modems, monitors / video equipment, components, printers, scanners, digital cameras, software and home office products.

     Consumer Electronics - including home theater equipment, home audio equipment,           26%           15%
     speakers, televisions, camcorders, VCR's, DVD players, portable audio players and automobile audio equipment.

     Housewares - including kitchen appliances, vacuum cleaners, personal care                 5%            6%
     devices, furniture, gifts, photography, jewelry and sunglasses.

     Sports and Recreation - including sports memorabilia, golf and tennis, health               3%          3%
     and fitness, outdoor sports, bicycles, water sports, and team sports equipment.

3.   SUBSEQUENT EVENT

     On April 28, 2000, CMGI, Inc., a Delaware corporation ("CMGI"), completed its acquisition of the Company for total consideration of approximately $390.1 million, consisting of shares of CMGI common stock and CMGI stock options. CMGI issued .2628 shares of its common stock for every share of the Company's common stock held on April 28, 2000.